UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 15, 2006

Wynn Resorts, Limited
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wynn Las Vegas, LLC
(Exact name of registrant as specified in its charter)

Nevada	333-98369	88-0494878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard SouthLas Vegas, Nevada		89109
(Address of principal executive offices of each registrant)		(Zip Code)
	(702) 770-7555
	(Each registrant’s telephone number including area code)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On August 15, 2006, Wynn Las Vegas, LLC (“WLV”), a wholly owned subsidiary of Wynn Resorts, Limited (“WRL”), entered into an Amended and Restated Credit Agreement with Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas, Banc of America Securities LLC, Bank of America, N.A., Bear, Stearns & Co. Inc., Bear Stearns Corporate Lending Inc., J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., SG Americas Securities, LLC, Societe Generale, Bank of Scotland, HSH Nordbank AG, The Royal Bank of Scotland plc, Wachovia Bank, National Association, and the various lenders party thereto (the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement, among other things, (i) increases the aggregate amount of the secured revolving credit and term loan facilities from $1 billion to $1.125 billion by increasing the revolving credit facility from $600 million to $900 million while reducing the term loan facility from $400 million to $225 million; (ii) reduces the applicable borrowing margins for revolving loans and term loans by 0.625% and 0.250%, respectively; (iii) extends the maturity date for the revolving credit facility and the term loan facility to August 15, 2011 and August 15, 2013, respectively; and (iv) reduces the consolidated interest coverage ratio requirement for quarterly periods prior to September 30, 2007 from 2:25:1 to 2.00:1. The Amended and Restated Credit Agreement also (i) reduces the range of the applicable borrowing margin for Eurodollar revolving loans after the opening of Encore from a range of 1.25% to 2.50% per annum to 1.00% to 1.75% per annum, depending on WLV’s leverage ratio; and (ii) simplifies the procedures for and conditions to obtaining advances and reduces the reporting obligations under the Amended and Restated Credit Agreement upon the satisfaction of certain conditions, including WLV having fully utilized all previously funded amounts under its 6-5/8% First Mortgage Notes due 2014 (the “First Mortgage Notes) for payment of Encore project costs.

As a result of the increase in the aggregate amount available under the Amended and Restated Credit Agreement and other funds becoming available to WLV to pay for Encore project costs, the maximum obligation of WRL under its Commitment to Pay Project Costs, dated as of March 31, 2006 (the “Commitment”), in favor of the lenders under the Amended and Restated Credit Agreement and the trustee for WLV’s First Mortgage Notes has been reduced from $215,300,000 to $70,000,000.  The Commitment requires WRL to pay project costs for Encore up to its maximum obligation to the extent that WLV is otherwise unable to pay for such costs.  WRL’s maximum obligation under the Commitment may be reduced, from time to time, to the extent other funds become available to pay for Encore project costs.

Disbursement Agreement

In connection with entering into the Amended and Restated Credit Agreement, on August 15, 2006, WLV also entered into a Fourth Amendment to Master Disbursement Agreement with Deutsche Bank Trust Company Americas, as bank agent and disbursement agent (the “Disbursement Agreement Amendment”).

Relationships with Lenders

The lenders and agents under the Amended and Restated Credit Agreement and certain of their affiliates have performed investment banking, commercial lending and advisory services for WRL and its affiliates, from time to time, for which they have received customary fees and expenses.  These parties may, from time to time, engage in transactions with, and perform services for, WRL and its affiliates in the ordinary course of their business.

Deutsche Bank AG, Hong Kong Branch, an affiliate of Deutsche Bank Securities Inc., and Societe Generale Asia Limited, an affiliate of SG Americas Securities, LLC, acted as global coordinating lead arrangers under a $397 million definitive credit agreement executed on September 14, 2004 by one of WRL’s affiliates to partially finance WRL’s Wynn Macau project.

WRL’s press release, dated August 15, 2006, relating to the Amended and Restated Credit Agreement and the Disbursement Agreement Amendment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

	Exhibit Number	Description

	99.1	Press Release, dated August 15, 2006, of Wynn Resorts, Limited.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2006

WYNN RESORTS, LIMITED

By:	/s/ John Strzemp
John Strzemp Chief Financial Officer

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2006

WYNN LAS VEGAS, LLC

By:	Wynn Resorts Holdings, LLC, its sole member

By:	Wynn Resorts, Limited, its sole member

By:	/s/ John Strzemp
John Strzemp Chief Financial Officer